BOISE CASCADE CORPORATION

     1995 BOARD OF DIRECTORS DEFERRED COMPENSATION PLAN

                 (Effective January 1, 1996)

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                  BOISE CASCADE CORPORATION
     1995 BOARD OF DIRECTORS DEFERRED COMPENSATION PLAN


      1. Purpose of the Plan. The purpose of the Boise Cascade Corporation 1995 Board of Directors Deferred Compensation Plan (the "Plan") is to further the growth and development of Boise Cascade Corporation (the "Company") by providing nonemployee directors of the Company the opportunity to defer receipt of all or a portion of their cash compensation and thereby reward and encourage their productive efforts on the Company's behalf.

      2.  Definitions.

          2.1 Account Accumulation Rate. The rate of imputed interest which shall be applied to Participants' Deferred
Accounts.  This rate shall be equal to Moody's Times 130%.

          2.2 Compensation. A Participant's fees, payable in cash, for services rendered by a Participant as a director of the Company during a calendar year. Compensation shall not include any amounts paid by the Company to a Participant that are not strictly in consideration for personal services, such as expense reimbursements.

          2.3 Deferred Account. The record on the Company's books of the cumulative amount of (i) a Participant's compensation deferred pursuant to this Plan, plus (ii) imputed interest on such deferred amounts accrued as provided in
Section 5.1.

          2.4 Deferred Compensation Agreement. A written agreement between a Participant and the Company, whereby a Participant agrees to defer a portion of his or her Compensation pursuant to the provisions of the Plan, from a minimum of $5,000/year to a maximum of 100% of his or her Compensation, and the Company agrees to make benefit payments in accordance with the provisions of the Plan.

          2.5 Deferred Compensation and Benefits Trust. The irrevocable trust established by the Company with an independent trustee for the benefit of persons entitled to receive payments or benefits hereunder, the assets of which trust will be subject to claims of the Company's creditors in the event of bankruptcy or insolvency.

              The Deferred Compensation and Benefits Trust shall contain the following provisions:

              a. If a Change in Control of the Company does not occur within one year after the Potential Change in Control, the Company may reclaim the assets transferred to the trustee subject to the requirement that it be again funded upon the occurrence of another Potential Change in Control.

              b.   Upon a Change in Control, the assets of
the Deferred Compensation and Benefits Trust shall be used to pay benefits under this Plan, except to the extent such benefits are paid by the Company, and the Company and any successor shall continue to be liable for the ultimate payment of those benefits.

              c.   The Deferred Compensation and Benefits
Trust will be terminated upon the exhaustion of the trust assets or upon payment of all the Company's obligations.

              d.   The Deferred Compensation and Benefits
Trust shall contain other appropriate terms and conditions consistent with the purposes sought to be accomplished by it. Prior to a Change in Control, the Deferred Compensation and Benefits Trust may be amended from time to time by the Company, but no such amendment may substantially alter any of the provisions set out in the preceding paragraphs.

              e.   A "Potential Change in Control of the
Company" shall be deemed to have occurred if (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control of the Company; (ii) the Company or any Person publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control of the Company; (iii) any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 9.5% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; or
(iv) the Board adopts a resolution to the effect that a Potential Change in Control of the Company has occurred.

              f. A "Change in Control" shall mean a Change in Control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), or any successor provisions, whether or not the Company is then subject to such reporting requirement; provided that, without limitation, such a Change in Control shall be deemed to have occurred if:

                    (i) Any Person is or becomes the
Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; or

                   (ii) The following individuals cease for any reason to constitute at least 66 2/3% of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election, or nomination for election was previously so approved (the "Continuing Directors"); or

                  (iii) The stockholders of the Company
approve a merger or consolidation of the Company with any other corporation or approve the issuance of voting securities of the Company in connection with a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 66 2/3% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its subsidiaries other than in connection with the acquisition by the Company or its subsidiaries of a business) representing 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; or

                   (iv) The stockholders of the Company
approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 66 2/3% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

                   Notwithstanding the foregoing, any event or transaction which would otherwise constitute a Change in Control of the Company (a "Transaction") shall not constitute a Change in Control of the Company if, in connection with the Transaction, a Participant participates as an equity investor in the acquiring entity or any of its affiliates (the "Acquiror"). For purposes of the preceding sentence, a Participant shall not be deemed to have participated as an equity investor in the Acquiror by virtue of (a) obtaining beneficial ownership of any equity interest in the Acquiror as a result of the grant to a Participant of an incentive compensation award under one or more incentive plans of the Acquiror (including but not limited to the conversion in connection with the Transaction of incentive compensation awards of the Company into incentive compensation awards of the Acquiror), on terms and conditions substantially equivalent to those applicable to other executives of the Company immediately prior to the Transaction, after taking into account normal differences attributable to job responsibilities, title, and the like; (b) obtaining beneficial ownership of any equity interest in the Acquiror on terms and conditions substantially equivalent to those obtained in the Transaction by all other stockholders of the Company; or (c) having obtained an incidental equity ownership in the Acquiror prior to and not in anticipation of the Transaction.

              For purposes of this section, "Beneficial
Owner" shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange
Act").

              For purposes of this section, "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

          2.6 Director. An individual who is not an employee of Boise Cascade Corporation and who is a member of the Board of Directors of Boise Cascade Corporation.

          2.7 Moody's Times 130%. An annualized rate of interest equal to 130% times Moody's Composite Average of Yields on Corporate Bonds as determined from Moody's Bond Record published by Moody's Investor's Service, Inc. (or any successor thereto) or, if such monthly yield is no longer published, a substantially similar rate selected by the Board in its sole discretion. The rate to be applied for purposes of this Plan shall be based, for any given month, on the published rate for the immediately preceding calendar month.

          2.8 Participant. A Director who has entered into a written Deferred Compensation Agreement with the Company in accordance with the provisions of the Plan.

          2.9 Termination. The Participant's ceasing to be a Director of the Company for any reason whatsoever, whether voluntarily or involuntarily, including by reason of early retirement, normal retirement or death.

      3. Administration and Interpretation of the Plan. The Company, acting through its board of directors, shall administer and interpret the Plan, and interpretation by the Company shall be final and binding upon a Participant. The Company may adopt rules and regulations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Company may also delegate administrative responsibilities to advisors or other persons who are not employees of the Company and may rely upon information or opinions of legal counsel or experts selected to render advice with respect to the Plan.

      4.  Participant Compensation Deferral.

          4.1 Compensation Deferral. A Director who wishes to participate in the Plan shall execute a written Deferred Compensation Agreement, in the format provided by the Company, whereby the Director elects to defer a portion of his or her Compensation otherwise earned and payable for the period from January 1, 1996, through December 31, 2000. The amount deferred shall result in corresponding reductions in the Compensation payable to a Participant.

          4.2 Participation. A person who is a Director or becomes a Director on or subsequent to January 1, 1996, and prior to December 31, 2000, shall be entitled to participate in the Plan until December 31, 2000, and shall be bound by all the other terms and conditions of the Plan. A Director shall complete a Deferred Compensation Agreement within 30 days of becoming eligible and being notified of the terms and conditions of the Plan. Reduction of compensation pursuant to the Deferred Compensation Agreement shall commence as of the date of such director's election to the Board of Directors.

          4.3 Alteration of Compensation Deferral. The amount of Compensation to be deferred, once selected by a Participant, shall be irrevocable except upon written approval by the Company. A request to alter the amount of Compensation deferred must be submitted by a Participant in writing to the Company prior to January 1 of the year for which such modification is requested and shall detail the reasons for the modification. If a modification of the deferral amount is granted by the Company, the modification shall affect only future years of participation; and all benefits under the Plan shall be adjusted to reflect the new deferred amount and also to reflect any costs incurred by the Company to effect the adjusted benefits payable to the Participant.

      5.  Payment of Deferred Amounts.

          5.1 Participant Account. The Company shall maintain, for each Participant, a record of the Participant's deferrals by accumulating the amount of his or her deferred compensation, and each month the account shall be updated with a monthly rate of interest equal to the applicable Account Accumulation Rate.

          5.2 Benefits. Upon Termination, a Participant shall be paid his or her account in a lump sum or in equal quarterly installments calculated to distribute his or her account plus accrued interest for a period of not more than 15 years. Payments shall commence on the date and shall be made in the manner elected by the Participant in the Deferred Compensation Agreement. Unpaid balances under the installment election continue to earn interest at the applicable Account Accumulation Rate. If a Participant does not make an election, his or her account shall be paid out in quarterly installments over 15 years beginning January 1 of the year following Termination. The Participant may request other forms of payout which are subject to approval by the Company, pursuant to Section 5.3.

          5.3 Change of Election. A Participant may request a change in the payout election anytime prior to January 1 of the year benefits are scheduled to be paid. The changed payout election must be one of the payout options in the original Deferred Compensation Agreement. Such request must be in writing and shall be approved or denied at the sole discretion of the Company. No change will be permitted that would allow a payment to be made earlier than originally elected in the Deferred Compensation Agreement.

              Notwithstanding any provision in this Plan to the contrary, a Participant or Beneficiary may at any time request a single lump-sum payment of the amount credited to an account or accounts of the Participant under the Plan. The amount of the payment shall be equal to (i) the Participant's Deferred Account balance under the Plan as of the payment date, reduced by (ii) an amount equal to 10% of such account balance. This lump-sum payment shall be subject to withholding of federal, state, and other taxes to the extent applicable. This request must be made in writing to the Company. The lump-sum payment shall be made within 30 days of the date on which the Company received the request for the distribution. If a request is made under this provision, the Participant shall not be eligible to participate in any nonqualified deferred compensation plan maintained by the Company, including this Plan, for a period of 12 months after such request is made. In addition, in such event any deferred compensation agreement under any nonqualified deferred compensation plan of the Company shall not be effective with respect to Compensation payable to the Participant during this 12-month period.

          5.4 Payment on Death After Benefits Commence. If a Participant dies after his or her benefits have commenced and prior to the distribution of his or her entire Deferred Account, his or her beneficiary shall receive any benefit payments in accordance with the Deferred Compensation Agreement.

          5.5 Death Benefit. If a Participant should die prior to the commencement of Plan distributions, the Company shall pay his or her designated beneficiary or beneficiaries the Participant's Deferred Account balance. Payments shall be made as specified in the Deferred Compensation Agreement. The undistributed portion of Participant's account shall be updated with a monthly rate of interest equal to the applicable Account Accumulation Rate.

          5.6 Recipient of Payments; Designation of
Beneficiary. All payments to be made by the Company shall be made to the Participant, if living. In the event of a Participant's death prior to the receipt of all benefit payments, all subsequent payments to be made under the Plan shall be to the beneficiary or beneficiaries of the Participant. The Participant shall designate a beneficiary by filing a written notice of such designation with the Company in such form as the Company may prescribe. If no designation shall be in effect at the time when any benefits payable under this Plan shall become due, the beneficiary shall be the spouse of the Participant, or if no spouse is then living, the Participant's estate.

      6.  Miscellaneous.

          6.1 Assignability. A Participant's rights and interests under the Plan may not be assigned or transferred except, in the event of the Participant's death, to his or her designated beneficiary, or in the absence of a designation, by will or to his or her legal representative.

          6.2 Taxes. The Company shall deduct from all payments made hereunder all applicable federal or state taxes required by law to be withheld from such payments.

          6.3 Construction. To the extent not preempted by federal law, the Plan shall be construed according to the laws of the State of Idaho.

          6.4 Form of Communication. Any election, application, claim, notice or other communication required or permitted to be made by a Participant to the Company shall be made in writing and in such form as the Company shall prescribe. Such communication shall be effective upon mailing, if sent by first-class mail, postage prepaid, to the Company's Corporate Secretary.

      7. Amendment and Termination. The Board of Directors may, at any time, amend the Plan, provided that the amendment shall not adversely affect any right or benefit of a Participant under the Plan without the prior consent of the Participant.

      8. Unsecured General Creditor. Participants and their beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interest or claims in any property or assets of the Company. Such assets of the Company shall not be held under any trust for the benefit of Participants, their beneficiaries, heirs, successors, or assigns, or held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all Company assets shall be, and remain, the general, unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future.

      9. Deferred Compensation and Benefits Trust. Upon the occurrence of any Potential Change in Control of the Company, the Company will transfer to the Deferred Compensation and Benefits Trust an amount of cash, marketable securities, or other property acceptable to the trustee(s) equal in value to 105 percent of the amount necessary to pay the Company's obligations with respect to Deferred Award Accounts under this Plan, calculated on an actuarial basis and in accordance with the terms of the Trust (the "Funding Amount"). The cash, marketable securities, and other property so transferred shall be held, managed, and disbursed by the trustee(s) subject to and in accordance with the terms of the Trust. In addition, from time to time the Company will make any and all additional transfers of cash, marketable securities, or other property acceptable to the trustee(s) as may be necessary in order to maintain the Funding Amount with respect to this Plan.

     10. Claims Procedure. Claims for benefits under the Plan shall be filed in writing, within 90 days after the event giving rise to a claim, with the Company's Manager of Executive Compensation, who shall have absolute discretion to interpret and apply the Plan, evaluate the facts and circumstances, and make a determination with respect to such claim in the name and on behalf of the Company. Such written notice of a claim shall include a statement of all facts believed by the Participant to be relevant to the claim and shall include copies of all documents, materials, or other evidence that the Participant believes relevant to such claim. Written notice of the disposition of a claim shall be furnished the claimant within 90 days after the application is filed. This 90-day period may be extended an additional
90 days by the Company, in its sole discretion, by providing written notice of such extension to the claimant prior to the expiration of the original 90-day period. In the event the claim is denied, the specific reasons for such denial shall be set forth in writing, pertinent provisions of the Plan shall be cited and, where appropriate, an explanation as to how the claimant may perfect the claim or submit such claim for review will be provided.

     11. Claims Review Procedure. Any Participant, former Participant or Beneficiary of either, who has been denied a benefit claim shall be entitled, upon written request, to a review of his or her denied claim. Such request, together with a written statement of the claimant's position, shall be filed no later than 60 days after receipt of the written notification provided for in the above paragraph, and shall be filed with the Company's Manager of Executive Compensation, who shall promptly inform the Board of Directors. The Board of Directors shall make its decision, in writing, within 60 days after receipt of the claimant's request for review. The Board of Directors' written decision shall state the facts and plan provisions upon which its decision is based. The Board of Directors' decision shall be final and binding on all parties. This 60-day period may be extended an additional
60 days by the Board of Directors, in its discretion, by providing written notice of such extension to the claimant prior to the expiration of the original 60-day period.